                                                                     Exhibit 3.3

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          EXTRICITY (DELAWARE), INC.


     Extricity (Delaware), Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     FIRST:  The name of the corporation is Extricity (Delaware), Inc.

     SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on March 21, 2000.

     THIRD: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

     FOURTH: The Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of the corporation is Extricity (Delaware), Inc.

                                  ARTICLE II

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE III

     This corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is fifty million (50,000,000) shares. The number of shares of Preferred Stock authorized to be issued is eighteen million one hundred twenty six thousand six hundred fifty (18,126,650) shares, 3,055,000 of which are designated as "Series A Preferred Stock", 1,976,469 of which are designated as "Series B Preferred Stock", 2,055,760 of which are designated as "Series C Preferred Stock", 1,187,575 of which are designated as "Series D Preferred Stock", 2,051,846 of which are designated as "Series E Preferred Stock", and 7,800,000 of which are designated as "Series F Preferred Stock". Both the Preferred Stock and the Common Stock shall have a par value of $0.00001 per share.
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                                   ARTICLE IV

     The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock and the Common Stock are as follows:

     1.   Definitions. For purposes of this Article VI, the following
          -----------
definitions shall apply:

     1.1.   "Board" shall mean the Board of Directors of the Company.
             -----

     1.2.   "Company" shall mean this corporation.
             -------

     1.3.   "Common Stock" shall mean the Common Stock, par value $0.00001 per
             ------------
share, of the Company.

     1.4.   "Common Stock Dividend" shall mean a stock dividend declared and
             ---------------------
paid on the Common Stock that is payable in shares of Common Stock.

     1.5.   "Dividend Rate" shall mean $0.05 per share per annum for the Series
             -------------
A Preferred Stock, $0.05 per share per annum for the Series B Preferred Stock, $0.05 per share per annum for the Series C Preferred Stock, $0.05 per share per annum for the Series D Preferred Stock, $0.05 per share per annum for the Series E Preferred Stock, and $0.05 per share per annum for the Series F Preferred Stock, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares.

     1.6.   "Liquidation Preference" for the Series A Preferred Stock shall mean
             ----------------------
an amount per share equal to the Original Issue Price of the Series A Preferred Stock plus all declared but unpaid dividends on the Series A Preferred Stock, for the Series B Preferred Stock shall mean an amount per share equal to the Original Issue Price of the Series B Preferred Stock plus all declared but unpaid dividends on the Series B Preferred Stock, for the Series C Preferred Stock shall mean an amount per share equal to the Original Issue Price of the Series C Preferred Stock plus all declared but unpaid dividends on the Series C Preferred Stock, for the Series D Preferred Stock shall mean an amount per share equal to the Original Issue Price of the Series D Preferred Stock plus all declared but unpaid dividends on the Series D Preferred Stock, for the Series E Preferred Stock shall mean an amount per share equal to the Original Issue Price of the Series E Preferred Stock plus all declared but unpaid dividends on the Series E Preferred Stock, and for the Series F Preferred Stock shall mean an amount per share equal to the Original Issue Price of the Series F Preferred Stock plus all declared but unpaid dividends on the Series F Preferred Stock, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares.

     1.7.   "Original Issue Date" shall mean the date on which the first share
             -------------------
of Series F Preferred Stock is issued by the Company.

     1.8.   "Original Issue Price" shall mean $1.00 per share for the Series A
             --------------------
Preferred Stock, $2.75 per share for the Series B Preferred Stock, $5.10 for the Series C Preferred Stock, $5.91 for the Series D Preferred Stock, $4.91 for the Series E Preferred Stock, and $6.45 for the Series F Preferred Stock.

     1.9.   "Permitted Repurchases" shall mean the repurchase by the Company of
             ---------------------
shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Company or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Company has the option to repurchase such shares: (i) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Company's exercise of a right of first refusal to repurchase such shares.

     1.10.  "Preferred Stock" shall mean the Series A Preferred Stock, the
             ---------------
Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, collectively.

     1.11.  "Series A Preferred Stock" shall mean the Series A Preferred Stock,
             ------------------------
par value $0.00001 per share, of the Company.

     1.12.  "Series B Preferred Stock" shall mean the Series B Preferred Stock,
             ------------------------
par value $0.00001 per share, of the Company.

     1.13.  "Series C Preferred Stock" shall mean the Series C Preferred Stock,
             ------------------------
par value $0.00001 per share, of the Company.

     1.14.  "Series D Preferred Stock" shall mean the Series D Preferred Stock,
             ------------------------
par value $0.00001 per share, of the Company.

     1.15.  "Series E Preferred Stock" shall mean the Series E Preferred Stock,
             ------------------------
par value $0.00001 per share, of the Company.

     1.16.  "Series F Preferred Stock" shall mean the Series F Preferred Stock,
             ------------------------
par value $0.00001 per share, of the Company.

     1.17.  "Subsidiary" shall mean any corporation of which at least fifty
             ----------
percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations.

  2.   Dividend Rights.
       ---------------

     2.1.   Preferred Stock.  In each calendar year, the holders of the then
            ---------------
outstanding Preferred Stock shall be entitled to receive, when and as declared by the Board, out of any funds and assets of the Company legally available therefor, noncumulative dividends at the annual Dividend Rate for each such series of Preferred Stock, prior and in preference to the payment of any dividends on the Common Stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid, with respect to the Common Stock during any calendar year unless dividends in the total amount of the annual Dividend Rate for each series of Preferred Stock shall have first been paid or declared and set apart for payment to the holders of such series of Preferred Stock, respectively, during that calendar year; provided, however, that this restriction shall not apply to Permitted Repurchases. Payments of any dividends to the holders of each series of Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend preferences as set

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forth herein. Dividends on each series of Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of such series of Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on such series of Preferred Stock in the amount of the annual Dividend Rate for each such series or in any other amount in any calendar year or any fiscal year of the Company, whether or not the earnings of the Company in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

     2.2.   Participation Rights.  If, after dividends in the full preferential
            --------------------
amounts specified in this Section 2 for each series of Preferred Stock have been paid or declared and set apart for such payment in any calendar year of the Company, the Board shall declare additional dividends out of funds legally available therefor in that calendar year, then such additional dividends shall be declared pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Preferred Stock is to be treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder under
Section 5 hereof.

     2.3.   Non-Cash Dividends.  Whenever a dividend provided for in this
            ------------------
Section 2 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.

  3.   Liquidation Rights.  In the event of any liquidation, dissolution or
       ------------------
winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company's stockholders (the "Available Funds and Assets") shall be distributed to
                   --------------------------
stockholders in the following manner:

     3.1.   Liquidation Preferences.  The holders of each share of Series C
            -----------------------
Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, the Liquidation Preference for such Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. If upon any liquidation, dissolution or winding up of the Company, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock of their full preferential amount described in this subsection, then all of the Available Funds and Assets shall be distributed among the holders of the then outstanding Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock pro rata, on an equal priority, pari passu basis, according to the respective Liquidation Preferences of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by each such holder. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock of their full preferential amounts described above in this Section 3, the holders of each share of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, the Liquidation Preference for each such series of Preferred Stock, respectively. If upon any liquidation, dissolution or winding up of the Company, the Available Funds and Assets (after payments required to be made to the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock) shall be insufficient to permit the payment to holders of the Series A Preferred Stock and Series B Preferred Stock of their full preferential amount described in this subsection, then all of such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock and Series B Preferred Stock pro rata, on an equal priority, pari passu basis, according to the respective Liquidation Preferences of the Series A Preferred Stock and Series B Preferred Stock held by each such holder.

     3.2.   Remaining Assets.  If there are any Available Funds and Assets
            ----------------
remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof.

     3.3.   Merger or Sale of Assets.  A (i) consolidation or merger of the
            ------------------------
Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger; or (ii) a transaction or series of transactions in which stockholders transfer more than fifty percent (50%) of the voting power of the Company; or (iii) a sale of all or substantially all of the assets of the Company, shall each be deemed to be a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3.

     3.4.   Non-Cash Consideration.  If any assets of the Company distributed to
            ----------------------
stockholders in connection with any liquidation, dissolution, or winding up of the Company are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board, except that any
                                                            ------ ----
securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Company shall be valued as follows:

        (a) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

               (i) if the securities are then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

               (ii) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the distribution; and

               (iii) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

          (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs (a)(i),(ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board.

  4.   Voting Rights.
       -------------

     4.1.   Common Stock.  Each holder of shares of Common Stock shall be
            ------------
entitled to one (1) vote for each share thereof held.

     4.2.   Preferred Stock.  Each holder of shares of Preferred Stock shall be
            ---------------
entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of Section 5 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

     4.3.   General.  Subject to the foregoing provisions of this Section 4,
            -------
each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

     4.4.   Board of Directors Election and Removal.
            ---------------------------------------

              (a) Election.
                  --------

                    (i) So long as any shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are outstanding, the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code), shall be entitled to elect one (1) director of the Company;

                    (ii) so long as an aggregate of at least 2,000,000 shares of Series A Preferred Stock and Series B Preferred Stock are outstanding (such number of shares being subject to proportional adjustment to reflect combinations or subdivisions of such series of Preferred Stock or dividends declared in shares of such stock), the holders of the Series A Preferred Stock and Series B Preferred, voting together as a separate class (with cumulative voting rights as among themselves in accordance with Section708 of the California Corporations Code), shall be entitled to elect three (3) directors of the Company; and

                    (iii) the holders of the Common Stock, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section708 of the California Corporations Code), shall be entitled to elect one
(1) director of the Company.

               (b)  Quorum; Required Vote.
                    ---------------------

                         (i)  Quorum.  At any meeting held for the purpose of
                              ------
electing directors, the presence in person or by proxy of the holders of a majority of the shares of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, together, a majority of the Series A Preferred Stock and Series B Preferred Stock, together, or a majority of the Common Stock then outstanding, respectively, shall constitute a quorum of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, together, Series A Preferred Stock and Series B Preferred Stock, together, or Common Stock, as the case may be, for the election of directors to be elected solely by the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, together, Series A Preferred Stock and Series B Preferred Stock, together, or Common Stock, respectively.

                         (ii)  Required Vote. With respect to the election of
                               -------------
any director or directors by the holders of the outstanding shares of a specified class of stock given the right to elect such director or directors pursuant to subsection 4.4(a) above ("Specified Stock"), that candidate or those
                                      ---------------
candidates (as applicable) shall be elected who either: (i) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (ii) in the case of any such vote taken by written consent without a meeting, are elected by the unanimous written consent of the holders of shares of such Specified Stock.

               (c) Vacancy. If there shall be any vacancy in the office of a
                   -------
director elected by the holders of any Specified Stock pursuant to subsection 4.4(a), then a successor to hold office for the unexpired term of the office of such director may be elected by either: (i) the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), or (ii) the affirmative vote of holders of the shares of such Specified Stock that are entitled to elect such director under subsections 4.4(a) and 4.4(b).

               (d) Removal. Subject to Section 303 of the Corporations Code, any
                   -------
director who shall have been elected to the Board by the holders of any Specified Stock pursuant to subsection 4.4(a) or by any director or directors elected by holders of any Specified Stock as provided in subsection 4.4(c), may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in subsection 4.4(c).

            (e) Procedures.  Any meeting of the holders of any Specified stock,
                ----------
and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this subsection 4.4, shall be held in accordance with the procedures and provisions of the Company's Bylaws, the Delaware General Corporation Law and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

           (f) Termination.  Notwithstanding anything in this subsection
               -----------
4.4 to the contrary:

                   (i) the provisions of subsection 4.4(a)(i) shall cease to be of any further force or effect upon the first date that there are no longer any outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;

                   (ii) the provisions of subsection 4.4(a)(ii) shall cease to be of any further force or effect upon the first date that the total number of outstanding shares of Series A Preferred Stock and Series B Preferred Stock is less than 2,000,000 shares (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such series of Preferred Stock or dividends declared in shares of such stock); and

                   (iii) the provisions of this subsection 4.4 shall cease to be of any further force or effect upon the earlier to occur of: (A) a merger or consolidation of the Company with or into any other corporation or corporations if such consolidation or merger is approved by the stockholders of the Company in compliance with applicable law and the Certificate of Incorporation and Bylaws of the Company; or (B) a sale of all or substantially all of the Company's assets.

  5.   Conversion Rights.  The outstanding shares of Preferred Stock shall be
       -----------------
convertible into Common Stock as follows:

          5.1.   Optional Conversion.
                 -------------------

                    (a) At the option of the holder thereof, each share of Preferred Stock shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Common Stock as provided herein.

                    (b) Each holder of Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          5.2. Automatic Conversion.
               --------------------

               (a) Each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein: (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $25,000,000 and in which the public offering price per share equals or exceeds $9.00 per share before deduction of underwriters' discounts and commissions (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined in subsection 5.4)); or (ii) upon the Company's receipt of the written consent of the holders of not less than a majority of the then outstanding shares of Preferred Stock to the conversion of all then outstanding Preferred Stock under this Section 5.

               (b) Upon the occurrence of any event specified in subparagraph 5.2(a) (i) or (ii) above, the outstanding shares of Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

          5.3. Conversion Price.  Each share of Preferred Stock shall be
               ----------------
convertible in accordance with subsection 5.1 or subsection 5.2 above into the number of shares of Common Stock which results from dividing the Original Issue Price for such series of Preferred Stock by the conversion price for such series of Preferred Stock that is in effect at the time of conversion (the "Conversion
                                                                     ----------
Price"). The initial Conversion Price for the Series A Preferred Stock shall be
-----
$0.50 per share, the initial conversion price for the Series B Preferred Stock shall be $1.375 per share, the initial conversion price for the Series C Preferred Stock shall be $2.55 per share, the initial conversion price for the Series D Preferred Stock shall be $2.955 per share, the initial conversion price for the Series E Preferred Stock shall be $4.91 per share, and the initial conversion price for the Series F Preferred Stock shall be the Original Issue Price for the Series F Preferred Stock. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as provided below.

          5.4. Adjustment Upon Common Stock Event.  Upon the happening of a
               ----------------------------------
Common Stock Event (as hereinafter defined), the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock, the Conversion Price of the Series D Preferred Stock, the Conversion Price of the Series E Preferred Stock and the Conversion Price of the Series F Preferred Stock, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such series of Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of Preferred Stock. The Conversion Price for a series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "Common Stock
                                                              ------------
Event" shall mean, at any time or from time to time after the Original Issue
-----
Date, (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          5.5. Adjustments for Other Dividends and Distributions.  If at any
               -------------------------------------------------
time or from time to time after the Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which they would have received had their Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

          5.6. Adjustment for Reclassification, Exchange and Substitution.  If
               ----------------------------------------------------------
at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock
                                                 ----- ----
Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then in any such event each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

     5.7. Sale of Shares Below Conversion Price.
          -------------------------------------

               (a)  Adjustment Formula.  If at any time or from time to time
                    ------------------
after the Original Issue Date the Company issues or sells, or is deemed by the provisions of this subsection 5.7 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in subsection 5.4, a dividend or distribution as provided in subsection 5.5 or a recapitalization, reclassification or other change as provided in subsection 5.6, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for a series of Preferred Stock in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price for such series of Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                      (i) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

                      (ii) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue of Additional Shares of Common Stock or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

               (b)  Certain Definitions.  For the purpose of making any
                    -------------------
adjustment required under this subsection 5.7:

                      (i)    "Additional Shares of Common Stock" shall mean all
                              ---------------------------------
shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than: (A) shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; (B) any shares of the Company's Common Stock (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans unanimously approved by the Board of Directors of the Company; (C) any shares of the Company's Common Stock or Preferred Stock (and/or options or warrants therefor) issued or issuable in connection with a key customer relationship of the Company or to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar benefits with non financing purposes unanimously approved by the Board of Directors of the Company; or (D) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

                      (ii)   The "Aggregate Consideration Received" by the
                                  --------------------------------
Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                      (iii)  "Common Stock Equivalents Outstanding" shall mean
                              ------------------------------------
the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Company that are outstanding at the time in question, plus (B) all shares of Common Stock of the Company issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Company that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                      (iv)   "Convertible Securities" shall mean stock or other
                              ----------------------
securities convertible into or exchangeable for shares of Common Stock.

                      (v)    The "Effective Price" of Additional Shares of
                                  ---------------
Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this subsection 5.7, into the Aggregate Consideration Received, or deemed to have been received, by the Company under this subsection 5.7, for the issue of such Additional Shares of Common Stock; and

                      (vi)   "Rights or Options" shall mean warrants, options or
                              -----------------
other rights to purchase or acquire shares of Common Stock or Convertible Securities.

               (c) Deemed Issuances.  For the purpose of making any adjustment
                   ----------------
to the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock required under this subsection 5.7, if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for a series of Preferred Stock, then the Company shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                      (i) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                      (ii) if the minimum amount of consideration payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                      (iii) if the minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased other than by reason of antidilution or similar protective adjustments, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

     No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that there actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the

Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

          5.8.   Certificate of Adjustment.  In each case of an adjustment or
                 -------------------------
readjustment of the Conversion Price for a series of Preferred Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown in the Company's books.

          5.9.   Fractional Shares.  No fractional shares of Common Stock shall
                 -----------------
be issued upon any conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board as of the date of conversion.

          5.10.  Reservation of Stock Issuable Upon Conversion.  The Company
                 ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          5.11.  Notices.  Any notice required by the provisions of this Section
                 -------
5 to be given to the holders of shares of the Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

          5.12.  No Impairment.  The Company shall not avoid or seek to avoid
                 -------------
the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

     6. Restrictions and Limitations.
        ----------------------------

          6.1.   Class Protective Provisions.  (a) The Company shall not,
                 ---------------------------
without the approval, by vote or written consent, of the holders of a majority of the Series C Preferred Stock, Series D

Preferred Stock, Series E Preferred Stock and Series F Preferred Stock then outstanding, voting together as a single class:

                         (1) redeem, repurchase, or otherwise acquire, directly
or indirectly, any shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock now or hereafter outstanding;

                         (2) authorize or issue any other stock having rights or
preferences senior to or on a parity with the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; or

                         (3) amend its Certificate of Incorporation or Bylaws to
increase or decrease the authorized Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or to change the rights, preferences, privileges, voting powers, qualifications, restrictions, or limitations of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock.

          (b) So long as 2,600,000 shares of Preferred Stock remain outstanding (such number of shares being subject to proportional adjustment to reflect combinations or subdivisions of such Preferred Stock or dividends declared in shares of such stock), the Company shall not, without the approval, by vote or written consent, of the holders of a majority of the Preferred Stock then outstanding, voting as a single class:

                         (1) declare and/or pay any dividend on or declare or
make any other distribution (other than Permitted Repurchases), directly or indirectly, on account of any shares of Common Stock now or hereafter outstanding;

                         (2) authorize or issue any other stock having rights or
preferences senior to or on a parity with any series of Preferred Stock as to dividend rights, redemption, voting or liquidation preferences;

                         (3) merge or consolidate with or into any corporation;
acquire all or substantially all of the assets or stock of another entity in exchange for Company stock; or sell, convey, or otherwise encumber all or substantially all the Company's assets in a single transaction or series of related transactions; or engage in any other transaction or series of transactions in which stockholders transfer more than fifty percent (50%) of the voting power of the Company; or

                         (4) amend its Certificate of Incorporation to increase
or decrease the authorized Preferred Stock or to change the rights, preferences, privileges, voting powers, qualifications, restrictions, or limitations of the Preferred Stock.

     7. Miscellaneous
        -------------

          7.1. No Reissuance of Preferred Stock.  No share or shares of
               --------------------------------
Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

          7.2. Determination of "Fair Market Value" by the Board.  In each case
               -------------------------------------------------
herein where there is reference to the Board determining the fair market value of property or assets, such reference shall be construed to mean that if holders of a majority of the Preferred Stock object to the valuation set by the Board, the Board shall appoint an independent appraiser, reasonably acceptable to the holders of Preferred Stock, to determine the fair market value of such assets or property.

                                   ARTICLE V

          In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

          A. The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the corporation, provided, however, that the Bylaws may only be amended in accordance with the provisions thereof.

          B. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

          C. The books of the corporation may be kept at such place within or without the State of Delaware as the Bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors.

                                  ARTICLE VI

          A.   Limitation on Liability.  A director of the corporation shall not
               -----------------------
be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

          If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

          B.   Indemnification.  Each person who is or is made a party or is
               ---------------
threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation

Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          If a claim under the first paragraph of this section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          C.   Insurance.  The corporation may maintain insurance, at its
               ---------
expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          D.   Repeal and Modification.  Any repeal or modification of the
               -----------------------
foregoing provisions of this Article VI shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

          E.   Amendment or Repeal.  The amendment or repeal of this Article VI
               -------------------
shall require the approval of the holders of shares representing at least sixty-six and two-thirds percent (66-2/3%) of the shares of the corporation entitled to vote in the election of directors, voting as one class.

                                  ARTICLE VII

     Except as otherwise provided in this restated certificate of incorporation, the corporation reserves the right to amend or repeal any provision, rescind or amend in any respect any provision contained in this restated certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                                 *     *     *

          FIFTH:    This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation.

          SIXTH: This Restated Certificate of Incorporation was duly adopted by the stockholder in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. Written consent of the stockholders has been given with respect to this Restated Certificate of Incorporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice has been given as provided in Section 228.

     IN WITNESS WHEREOF, Extricity (Delaware), Inc. has caused this certificate to be signed by its President and Assistant Secretary this 27th day of June, 2000.

                             /s/ Barry M. Ariko
                       ____________________________________________________
                       Barry M. Ariko, Chairman and Chief Executive Officer

                             /s/ Vicki L. Randall
                       ____________________________________________________
                       Vicki L. Randall, Esq., Assistant Secretary